UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2013

YCC HOLDINGS LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-173505	20-8284193
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16 Yankee Candle Way, South Deerfield, MA 01373

(Address of Principal Executive Offices) (Zip Code)

(413) 665-8306

(Registrant’s Telephone Number, Including Area Code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 13, 2013, notice was given that the Notice of Redemption issued on May 24, 2013 (the “Notice of Redemption”) with respect to the $315,000,000 in aggregate principal amount of 10.25%/11.00% Senior Notes due 2016 (the “PIK Notes”) of YCC Holdings LLC and Yankee Finance, Inc. was rescinded. Such Notice of Redemption was subject to the satisfaction of the Financing Condition (as defined in the Notice of Redemption). The Company informed holders of the PIK Notes that the Financing Condition will not be satisfied on the PIK Redemption Date (as defined in the Notice of Redemption). As a result, no PIK Notes will be redeemed.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated June 13, 2013, regarding rescission of redemption notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YCC HOLDINGS LLC
Dated: June 13, 2013

	By:	/s/ Lisa K. McCarthy
Lisa K. McCarthy
Treasurer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 13, 2013